Exhibit 4.2(c)

FLURRY, INC.

STOCK OPTION AGREEMENT

1. Grant of Option. Flurry, Inc. (the “Corporation”) hereby grants to [            ] (the “Optionee”) an option to purchase [            ] shares of common stock of the Corporation (the “Shares”), on the terms and conditions set forth in this Agreement and the Flurry, Inc. 2005 Amended and Restated Stock Option Plan (the “Plan”). This option is granted as of [            ] (the “Grant Date”). A copy of the Plan is attached hereto as Exhibit A, and its provisions are incorporated into this Agreement by reference. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern.

2. Exercise Price. The exercise price of the Shares to be purchased pursuant to this option is $[            ] U.S. per Share.

3. Tax Status. This option is an incentive stock option within the meaning of §422(b) of the Internal Revenue Code of 1986.

4. Exercisability of Option.

(a) This option is immediately and fully exercisable, upon completion of the Exercise Notice (Exhibit B), the Assignment Separate from Certificate (Exhibit C) and, as applicable, the Investment Representation Statement (Exhibit D). If the Optionee exercises this option to purchase Shares that are not yet vested (see Section 7), the Optionee understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Code §83(b), in the form attached hereto as Exhibit E, which must be filed no later than thirty (30) days after the date on which the Optionee exercises the option.

(b) The Optionee’s “Vesting Base Date” is [                    ]. For so long as Optionee is providing continuous Service to the Corporation as defined in the Plan, this option shall vest as to [    %] of the total Shares subject to the option as of [            ] from the Vesting Base Date, then an additional [1/__] of such total Shares shall vest after the passage of each full              thereafter (assuming continued provision of Service by Optionee), so that the option shall be fully vested on                                 .

(c) In the event of a Change in Control as defined in the Plan, the vesting applicable to this option shall be accelerated in the manner described in Section 10(b) of the Plan if this option is neither assumed nor substituted.

5. Termination of Option. This option is no longer exercisable on the first to occur of (i) the 10th annual anniversary of the Grant Date, (ii) the last date for exercising the option following termination of the Optionee’s Service as described in Section 9 of the Plan or (iii) its termination in connection with a Change in Control as provided under Section 10(c) of the Plan.

6. Method of Exercise. This option may be exercised only by delivery pursuant to Section 8 of this Agreement of an exercise notice (the current form of which is attached as Exhibit B), specifying the election to exercise this option and the number of Shares for which it is being exercised. In certain cases, an Investment Representation Statement in the form attached hereto as Exhibit D may also be required. No exercise for fractional Shares shall be permitted. Payment of the exercise price for the number of Shares for which the option is being exercised shall be made in cash, by check or cash equivalent.

7. Restrictions on Shares Acquired.

Shares acquired hereunder are subject to the Corporation’s share repurchase rights described in Section 11 and 12(a) of the Plan and right of first refusal described in Section 12(c) of the Plan and may become subject to a lockup agreement as referred to in Section 12(d) of the Plan.

8. Notices. Any notice or other communication under this Agreement must be in writing and shall be effective upon hand delivery; upon fax transmission to either party at the number provided below for that party, but only upon receipt by the transmitting party of a written confirmation of receipt; or three (3) business days after deposit in the U.S. mail, postage prepaid, certified or registered, and addressed to the Corporation or to Optionee at the appropriate address below. Each party is obligated to notify the other in writing of any change in address. Notice of change of address shall be effective only when done in accordance with this section.

If to the Corporation, to:	If to Optionee, to:
Flurry, Inc.	[ ]
282 Second Street, Suite 202
San Francisco, CA 94105

Attention: CEO
Fax No.:	Fax No.:

AGREED:

FLURRY, INC.

By:		Date:
Simon Khalaf, CEO

Optionee: By executing this Agreement, Optionee acknowledges receipt of a copy of the separate document titled “Flurry, Inc. Amended and Restated 2005 Stock Option Plan,” which contains many of the provisions of this Agreement.

Signature of Optionee	Date

2

EXHIBIT A

FLURRY, INC.

AMENDED AND RESTATED

2005 STOCK OPTION PLAN

EXHIBIT B

FLURRY, INC.

AMENDED AND RESTATED

2005 STOCK OPTION PLAN

EXERCISE NOTICE

Flurry, Inc.

I hereby exercise the following stock options:

Grant Date	Number of ISOs	Number of NSOs	Price per Share	Total Exercise Price	Withholding Taxes if Non-Qualified	Total

Total Due:

Concurrently with the delivery of this exercise notice to the Corporation, I hereby pay to the Corporation the total due as indicated above.

Signature of Optionee

Print Optionee’s Name:

Address:

Social Security Number:

EXHIBIT C

Assignment Separate From Certificate

FOR VALUE RECEIVED                                  (“Purchaser”) hereby sells, assigns and transfers unto FLURRY, INC., a Delaware corporation (the “Company”),                                  (            ) shares of Common Stock of the Company represented by Certificate No.                                  herewith and does hereby irrevocably constitute and appoint                                  Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:                     , 20    .

Signature

Spousal Consent

                                  (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.

Signature

PURCHASER TO SIGN ONLY ON THE SIGNATURE LINE WITHOUT COMPLETION OF ANY OTHER BLANK SPOTS ON THE ASSIGNMENT. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS “REPURCHASE OPTION” SET FORTH IN THE STOCK OPTION AGREEMENT AND STOCK OPTION PLAN WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

EXHIBIT D

FLURRY, INC.

AMENDED AND RESTATED

2005 STOCK OPTION PLAN

INVESTMENT REPRESENTATION STATEMENT

In connection with the purchase of                                  shares of Flurry, Inc. (the “Corporation”) Common Stock, the undersigned,                                  (the “Optionee”) represents to the Corporation the following:

1. Optionee is aware of the Corporation’s business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2. Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Corporation is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Corporation.

3. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Corporation, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

4. In the event that the Corporation does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Corporation or the date the Securities were sold by an affiliate of the Corporation, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

5. Optionee hereby agrees that if so requested by the Corporation or any representative of the underwriters in connection with any registration of the offering of any securities of the Corporation under the Securities Act, Optionee shall not sell or otherwise transfer any Securities or other securities of the Corporation during the 180-day period following the effective date of a registration statement of the Corporation filed under the Securities Act; provided, however, that such restriction shall only apply to public offerings which include securities to be sold on behalf of the Corporation to the public in an underwritten public offering under the Securities Act. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

6. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

7. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of California. Optionee has read the applicable Commissioner’s Rules with respect to such restriction, a copy of which is attached.

Signature of Optionee

Print Name:

Date:

EXHIBIT E

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

(i)	The name, address, and social security number of the undersigned:

Social Security No.:

(ii) Description of property with respect to which the election is being made:

                     shares of common stock of Flurry, Inc. (the “Company”).

(iii) The date on which the property was transferred is                     , 20

(iv) The taxable year to which this election relates is calendar year 20    .

(v) Nature of restrictions to which the property is subject:

The shares of stock transferred to the undersigned taxpayer are subject to the provisions of a Stock Option Agreement between the undersigned and the Company. Pursuant to the provisions of the Agreement, the Company will have the right to repurchase the stock at a price which may be less than the fair market value of the shares in the event of the undersigned’s termination of service to the Company.

(vi) The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $                     per share, for a total of $                    .

(vii) The amount paid by taxpayer for the property was $                    .

(viii) A copy of this statement has been furnished to the Company.

Dated:                     , 20

Printed Name: